Exhibit 21

Subsidiaries of the Registrant
(as of August 8, 2018)

Subsidiary Name	State or Country of Incorporation or Formation
Cincinnati Bell Shared Services LLC	Ohio
Cincinnati Bell Wireless, LLC	Ohio
CBTS LLC	Delaware
Cincinnati Bell Entertainment Inc.	Ohio
Cincinnati Bell Funding LLC	Delaware
Cincinnati Bell Telephone Company LLC	Ohio
Cincinnati Bell Extended Territories LLC	Ohio
CBTS Technology Solutions LLC	Delaware
CBTS Canada Inc.	Ontario
OnX Holdings LLC	Delaware
CBTS Virginia LLC	Virginia
Cincinnati Bell Technology Solutions UK Limited	United Kingdom
OnX UK Limited	United Kingdom
Momentum Digital Solutions Inc.	Ontario
OnX Enterprise Solutions Ltd.	Ontario
OnX ExchangeCo. Inc.	Ontario
OnX USA LLC	Delaware
OnX Managed Services Inc.	Illinois
OnX Managed Services Inc.	Ontario
OnX Enterprise Solutions India LLP	India
Cincinnati Bell Funding Canada LTD.	Ontario
Hawaiian Telecom Holdco, Inc.	Delaware
Hawaiian Telcom Communications, Inc.	Delaware
Hawaiian Telcom, Inc.	(Hawaii)
Hawaiian Telcom Services Company, Inc.	Delaware
Wavecom Solutions Corporation	(Hawaii)
SystemMetrics Corporation	(Hawaii)